UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 16, 2013

Crown Castle International Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16441	76-0470458
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1220 Augusta Drive

Suite 600

Houston, TX 77057

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (713) 570-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 — COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On December 16, 2013, Crown Castle International Corp., a Delaware corporation (“Crown Castle”), through certain of its wholly owned subsidiaries, completed its acquisition of the exclusive right to lease, operate or otherwise acquire 9,675 wireless communications sites (the “Sites”) from certain subsidiaries of AT&T Inc., a Delaware corporation (“AT&T”), for approximately $4.827 billion in cash. Crown Castle completed the acquisition pursuant to the Master Agreement dated as of October 18, 2013, among Crown Castle, certain Crown Castle subsidiaries, AT&T and certain AT&T subsidiaries, filed as Exhibit 10.1 to Crown Castle’s Current Report on Form 8-K dated October 18, 2013 and filed on October 21, 2013, and the related Master Prepaid Lease, Management Agreement and MPL Site Master Lease Agreement and Sale Site Master Lease Agreement (together with the MPL Site Master Lease Agreement, the “Master Lease Agreements”) entered into by certain Crown Castle subsidiaries and certain AT&T subsidiaries, as applicable, on December 16, 2013, in each case substantially in the forms described in, and filed as Exhibits 10.2 through 10.5 to, Crown Castle’s Current Report on Form 8-K dated October 18, 2013 and filed on October 21, 2013. The executed Master Prepaid Lease, Management Agreement and Master Lease Agreements will be filed as exhibits to Crown Castle’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

Of the 9,675 Sites included in the transaction as of December 16, 2013, Crown Castle is leasing or subleasing from certain AT&T subsidiaries 9,048 Sites, including their interest in the land associated with each Site, the tower at such Site and certain related improvements and tower related assets (the “Included Property” of such Site), pursuant to the Master Prepaid Lease and has purchased the Included Property of 627 additional Sites from certain AT&T subsidiaries. The number of Sites included in the transaction is subject to certain limited post-closing adjustments. A portion of the Sites are subject to management arrangements until all requisite authorizations for their lease, sublease or sale, as applicable, have been obtained. There is no guarantee that such authorizations will be obtained.

The consideration paid by Crown Castle for the Sites was funded with proceeds from Crown Castle’s public offerings of 41,400,000 shares of its common stock and 9,775,000 shares of its 4.50% Mandatory Convertible Preferred Stock, Series A, which were issued on October 28, 2013, borrowings under Crown Castle’s revolving credit facility and cash on hand.

Upon the closing of the transaction, Crown Castle, through certain of its wholly owned subsidiaries, agreed to lease, sublease or otherwise make available collocation space at each Site to certain AT&T collocators pursuant to the Master Lease Agreements for a period of ten years, subject to automatic extension (unless terminated at such time by the applicable AT&T collocators) for eight additional five-year renewal terms (unless terminated earlier pursuant to a termination right), for initial collocation rent of $1,900 per month for each Site. The collocation rent will be subject to an increase of 2% on an annual basis.

The foregoing description of the transaction does not purport to be a complete description of the terms and provisions of the agreements governing the transaction and is qualified in its entirety by reference to the agreements filed as Exhibits 10.1 through 10.5 to Crown Castle’s Current Report on Form 8-K dated October 18, 2012 and filed on October 21, 2013. Item 1.01 of Crown Castle’s Current Report on Form 8-K dated October 18, 2013 and filed on October 21, 2013 is incorporated herein by reference, to the extent not inconsistent with or superseded by the description contained herein.

ITEM 8.01 — OTHER ITEMS

On December 16, 2013, Crown Castle issued a press release announcing that it has completed its previously announced transaction with AT&T. The December 16 press release is attached as Exhibit 99.1 to this Form 8-K.

ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial statements of real estate operations acquired.

The financial statements and any additional information specified by Rule 3-14 of Regulation S-X will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date that this Current Report on Form 8-K must be filed.

(b) Pro forma financial information.

Pro forma financial information required by Article 11 of Regulation S-X will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date that this Current Report on Form 8-K must be filed.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated December 16, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN CASTLE INTERNATIONAL CORP.

By:	/s/ E. Blake Hawk
Name:	E. Blake Hawk
Title:	Executive Vice President and General Counsel

Date: December 16, 2013

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated December 16, 2013